Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to Tender Ordinary Shares of

Playa Hotels & Resorts N.V.

at

$13.50 per share, in cash

Pursuant to the Offer to Purchase, dated February 24, 2025 (the “Offer to Purchase”) by

HI Holdings Playa B.V.

an indirect wholly-owned subsidiary of

Hyatt Hotels Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT

5:00 P.M., NEW YORK CITY TIME

ON APRIL 25, 2025

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (a) the procedure for delivery of book-entry transfer of ordinary shares, par value €0.10 per share (the “Shares”), of Playa Hotels & Resorts N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands, cannot be completed prior to 5:00 p.m., New York City time, on April 25, 2025 (the “Expiration Time,” unless the Offer is extended in accordance with the Purchase Agreement (as defined in the Offer to Purchase), in which event “Expiration Time” will mean the latest time and date at which the Offer (as defined below), as so extended by Buyer (as defined below), will expire), or (b) time will not permit delivery of all of the required documents to Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered by courier, delivered via email (by Eligible Institutions only) or mailed to the Depositary. See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Courier or Overnight Delivery: Computershare Trust Company, N.A. 150 Royall Street, Suite V Canton, MA 02021 By Mail: Computershare Trust Company, N.A. PO Box 43011 Providence, RI 02940-3014	By email canoticeofguarantee@computershare.com Please Note: Only brokers can deliver this form via email

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR EMAIL, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL (AS DEFINED BELOW) IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3—“PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES” OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to HI Holdings Playa B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Buyer”) and an indirect, wholly-owned subsidiary of Hyatt Hotels Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 24, 2025, and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of ordinary shares, par value €0.10 per share (the “Shares”), of Playa Hotels & Resorts N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will not be deemed validly tendered for purposes of satisfying the Minimum Condition (as defined in the Offer to Purchase), unless and until such Shares to which the Notice of Guaranteed Delivery relates and the required documents are received by the Depositary prior to the Expiration Time.

Number of Shares:
☐ Check here if Shares will be tendered by book-entry transfer
DTC Account Number:
Name of Tendering Institution:
Date:
Name(s) of Holder(s):
(Please Print)
Signature(s):
Address(es):
(Zip Code)
Area Code and Telephone Number(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and, (b) guarantees delivery to the Depositary, within one Nasdaq Stock Market LLC trading day after the date hereof, at its address set forth above, of (i) a properly completed and duly executed Letter of Transmittal (or, alternatively an Agent’s Message (as defined in Instruction 2 of the Letter of Transmittal) in the case of tendering Shares held in “street” name by book-entry transfer), (ii) a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Depository Trust Company in the case of tendering Shares held in “street” name by book-entry transfer (pursuant to the procedures set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), and (iii) all other documents required by the Letter of Transmittal, if any. Participants tendering their Shares should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s Participant Tender Offer Program (PTOP) platform.

Name of Firm:
(Authorized Signature)
Address:		Name:
	(Zip Code)		(Please Type or Print)
Title:
Area Code and Tel. No.:		Dated: